Exhibit 10.27
Execution Version
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 10th day of November 2022 (the “Effective Date”), by and between Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (“Grove”), and HCI Grove LLC, a Delaware limited liability company (“Subscriber”).
WHEREAS, Subscriber desires to subscribe for and purchase from Grove, on the date hereof, 1,984,126 shares (the “Initial Subscribed Shares”) of Grove’s Class A common stock (the “Common Stock”) equal to $2,499,998.76 (the “Purchase Price”) for a purchase price per share of $1.26 (the “Per Share Price”), together with any Additional Shares (as defined below) that may become issuable as provided herein (the Initial Subscribed Shares, together with any Additional Shares, the “Subscribed Shares”), and Grove desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to Grove, all on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Subscription; Additional Shares.
1.1.Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and Grove hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares.
1.2.Additional Shares. In the event that the volume-weighted average price of the Common Stock over the period of three Trading Days (as defined below) (the “Measurement Period VWAP”) for any of the following periods, commencing on the first Trading Day (a) after the Registration Date (as defined below) (the “Initial Measurement Period”), (b) after the three-month anniversary of the Registration Date (the “Three-Month Measurement Period”), (c) after the six-month anniversary of the Registration Date (the “Six-Month Measurement Period”) or (d) after the nine-month anniversary of the Registration Date (the “Nine-Month Measurement Period,” and together with the Initial Measurement Period, Three-Month Measurement Period and the Six-Month Measurement Period, the “Measurement Periods” and each a “Measurement Period”), is less than $1.26 per Common Stock, then Subscriber may elect to receive a number of additional shares of Common Stock in connection with a Measurement Period equal to the product of (x) the Initial Subscribed Shares which Subscriber is electing to utilize for such Measurement Period multiplied by (y) a fraction, (i) the numerator of which is the Per Share Price (as adjusted for any stock split, reverse stock split or similar adjustment following the Closing Date) minus the product of (a) the Measurement Period VWAP and (b) 0.90, and (ii) the denominator which is the product of (a) the Measurement Period VWAP and (b) 0.90 (such additional shares of Common Stock, “Additional Shares”); provided, however, that if the Measurement Period VWAP is lower than $0.50, then $0.50 shall be the Measurement Period VWAP used to calculate the above Additional Shares. Subscriber shall be entitled to utilize each Initial Subscribed Share once to determine the amount of any issuance of Additional Shares in connection with the Measurement Periods. By means of example, if after the Initial Measurement Period Subscriber elects to utilize half of the Initial Subscribed Shares to receive further Additional Shares, the remaining half of the Initial Subscribed Shares shall remain available to Subscriber to utilize in connection with the Three-Month Measurement Period, Six-Month Measurement Period or Nine-Month Measurement Period. Grove will issue the Additional Shares to Subscriber promptly (but in any event within five Business Days) after the last day of each Measurement Period (the “Measurement Date”) in which Subscriber elects to receive Additional Shares. In order to elect to receive Additional Shares in connection with a Measurement Period, Subscriber must provide written notice (which may be by e-mail) to Grove electing to receive shares for such Measurement Period prior to 11:59 p.m. (New York City time) on the Measurement Date. Notwithstanding anything to the contrary herein, no fraction of a share of Common Stock will be delivered pursuant to this Section 1.2, and if Subscriber would otherwise be entitled to a fraction of a share of Common Stock, Subscriber shall instead have the number of Additional Shares issued to Subscriber rounded to the nearest whole share of Common Stock. For purposes of this Subscription Agreement, “Trading Day” means a day on which the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question is open for trading: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing). “Registration Date” means the earlier of the (i) date the Initial Registration Statement required pursuant to Section 5.1.1 is declared effective and (ii) Effectiveness Deadline with respect thereto.
1.3.[Reserved]
1.4.Trading Restrictions.
1.1.1.Subscriber agrees that until the earlier of (a) the 12-month anniversary of the Effective Date and (b) the date of termination of the Consulting Agreement, dated as of the date hereof, between HCI Grove Management LLC and Grove (the “Consulting Agreement”), neither Subscriber nor any of its affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of in any manner, either directly or indirectly, any it any Subscribed Shares, any Additional Shares, that certain warrant issued pursuant to Section 5 of the Consulting Agreement (the “Consulting Warrant”), any shares issued upon conversion of the Consulting Warrant, any securities issued pursuant to Section 6 of the Consulting Agreement, or any securities of the Company issued as a dividend or distribution on, or involving a recapitalization or reorganization with respect to, such securities (collectively, “Covenant Securities”). Notwithstanding the foregoing, Subscriber may transfer the Covenant Securities (i) to any affiliates of Subscriber or any of their respective equityholders or partners, (ii) by virtue of Subscriber’s certificate of incorporation or bylaws (or equivalent) upon dissolution of Subscriber; (iii) in connection with a bona fide gift or charitable contribution without consideration; (iv) with the written consent of the board of directors of Grove; (v) in the event (A) there is a Change of Control, (B) any liquidation, dissolution or winding up of Grove (whether voluntary or involuntary) is initiated, (C) any bankruptcy, reorganization, debt arrangement or similar proceeding under any bankruptcy, insolvency or similar law, or any dissolution or liquidation proceeding, is instituted by or against Grove, or a receiver is appointed for Grove or a substantial part of its assets or properties or (D) Grove makes an assignment for the benefit of creditors, or petitions or applies to any Governmental Authority for, or consents or acquiesces to, the appointment of a custodian, receiver or trustee for all or substantially all of its assets or properties; provided that as a condition to any such transfer such transferee agrees to be bound to this Subscription Agreement as if it were Subscriber hereunder.
1.1.2.So long as Subscriber holds Covenant Securities, Subscriber shall not, directly or indirectly, engage in any swap, hedge, derivative instrument, or any other agreement or any transaction that transfers, limits, caps, collars, sets a floor, offsets or otherwise modifies, in whole or in part, directly or indirectly, the economic consequences of ownership of any Grove securities held by Subscriber or its affiliates.
1.1.3.Any sale, assignment or other transfer of Grove securities by the Subscriber or any of its affiliates, as applicable, in violation of the provisions of this Section 1.4 shall be null and void, and the transferee shall not be recognized by Grove as the holder or owner of the securities sold, assigned, or transferred for any purpose (including, without limitation, voting or dividend rights). Grove, or, at the instruction of Grove, the transfer agent of Grove, may place a legend on any certificate representing Covenant Shares stating that such shares are subject to the restrictions contained in this Section 1.4. Upon the expiration of the Term, Grove agrees to facilitate the timely preparation and delivery of certificates representing the Covenant Shares to be sold by Subscriber or any affiliate free of any restrictive legends and in such denominations and registered in such names as Subscriber or such affiliate may request in connection with such sale. Subscriber shall remain responsible for and guarantee its affiliates’ performance in connection with this Agreement, and shall cause each such affiliate to comply fully with the provisions of this Agreement in connection with such performance. Subscriber hereby expressly waives any requirement that Grove exhaust any right, power or remedy, or proceed directly against such an affiliate, for any obligation or performance hereunder, prior to proceeding directly against Grove.
2.Representations, Warranties and Agreements.
1.1.Subscriber’s Representations, Warranties and Agreements. To induce Grove to issue the applicable Subscribed Shares, Subscriber hereby represents and warrants to Grove and acknowledges and agrees with Grove, as of the date hereof and as of the Closing Date, as follows:
1.1.1.Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.
1.1.2.This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of Grove, this Subscription Agreement is the valid and binding obligation of Subscriber, and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
1.1.3.The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (ii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber that would reasonably be expected to have a material adverse effect on the legal authority and ability of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”).

1.1.4.Subscriber (i) is (a) an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and (b) a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Subscription Agreement and capable of evaluating investment risks independently, in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Subscribed Shares for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Subscribed Shares in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iii) is not acquiring the Subscribed Shares with a view towards, any distribution thereof in violation of the Securities Act; provided, however, that by making the representations herein, Subscriber does not agree to hold any of the Subscribed Shares or any other securities for any minimum or other specific term and reserves the right to dispose of the Subscribed Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.
1.1.5.Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Except in respect of any stock lending program, Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the issuer of such Subscribed Shares or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act (including Rule 144), and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Subscribed Shares shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale as set forth in this Subscription Agreement). Subscriber acknowledges that the Subscribed Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that unless the resale of the Subscribed Shares is covered by an effective registration statement under the Securities Act, the Subscribed Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that the Subscribed Shares are a suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares, and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Grove.
1.1.6.Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares from Grove. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by Grove or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement. Subscriber acknowledges specifically that a possibility of total loss exists.
1.1.7.If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Subscriber represents and warrants that its acquisition and holding of the Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”).
1.1.8.In making its decision to purchase the Subscribed Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties and covenants of Grove contained in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone, other than Grove and their respective representatives concerning Grove or the Subscribed Shares or the offer and sale of the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to Grove. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber represents and warrants it is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Subscribed Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of Grove, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.
1.1.9.Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and Grove or one of their respective representatives. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any general solicitation. Subscriber acknowledges that Grove represents and warrants that the Subscribed Shares were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act.
1.1.10.Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of an investment in the Subscribed Shares.
1.1.11.Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.
1.1.12.If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other Similar Laws or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”), Subscriber represents and warrants that none of Grove or any of its affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.
1.1.13.Subscriber is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) and that will acquire a substantial interest in Grove as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Grove from and after the Closing as a result of the purchase and sale of the Subscribed Shares hereunder.
1.1.14.On each date any portion of the Subscription Amounts would be required to be funded to Grove pursuant to Section 3.2, Subscriber will have sufficient immediately available funds to pay such portion of the Subscription Amounts pursuant to Section 3.2.
1.1.15.No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Grove.
1.1.16.Subscriber agrees that, from the date of this Subscription Agreement until the Closing, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of Grove. For the purposes hereof, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but shall not include pledging in the ordinary course of business as part of prime brokerage arrangements. Notwithstanding the foregoing, (a) nothing herein shall prohibit any entities under common management or that share an investment advisor with Subscriber (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (b) in the case of a Subscriber that is a multimanaged investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 4.1.16 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement. For the avoidance of doubt, this Section 2.1.16 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of Grove (A) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement or (ii) ordinary course, non-speculative hedging transactions.
1.1.Grove Representations, Warranties and Agreements. To induce Subscriber to purchase the Subscribed Shares, assuming the accuracy of the representations and warranties of the Subscriber set forth in Section 2.1 and except as set forth in the SEC Documents (as defined below), but excluding any disclosures set forth under the headings “Risk Factors,” or disclosure of risks set forth in any “forward-looking statements” disclaimer, or disclosures in any other statements that are similarly cautionary or predictive in nature (collectively, “Risk Disclosures”) which disclosures serve to qualify these representations and warranties in their entirety, Grove hereby represents and warrants and agrees with Subscriber (and not as to any other Person), that the statements contained in this Section 2.2 are true and correct as of the date hereof and as of the Closing Date:
1.1.17.Grove is duly incorporated and (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) is duly licensed or qualified to conduct its business and, if applicable, in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (ii), where the failure to be in good standing would not reasonably be expected to have a Grove Material Adverse Effect (as defined below), (iii) has all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.
1.1.18.The Subscribed Shares and the shares of Common Stock issuable upon exercise of the Consulting Warrant (such shares, the “Warrant Shares” and, together with the Subscribed Shares and the Consulting Warrant, the “Securities”) will be duly authorized and, when issued and delivered to Subscriber in accordance with the terms hereof or the Consulting Warrant (as applicable), will be free and clear of all liens, encumbrances and other restrictions (other than restrictions on transfer arising under applicable securities laws) and, upon such issuance, the Subscribed Shares and the Warrant Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights under Grove’s constitutive agreements or applicable law.
1.1.19.This Subscription Agreement has been and the Consulting Warrant will be duly authorized, validly executed and delivered by Grove and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber, is (or upon execution will be) the valid and binding obligation of Grove, enforceable against Grove in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
1.1.20.The execution, delivery and performance of this Subscription Agreement and the Consulting Warrant (including compliance by Grove with all of the provisions hereof and thereof), the issuance and sale of the Securities to be issued by Grove and the consummation of the other transactions contemplated herein and in the Consulting Warrant will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Grove or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which Grove or any of its subsidiaries is a party or by which Grove or any of its subsidiaries is bound or to which any of the property or assets of Grove or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Grove and its respective subsidiaries, taken as a whole or materially and adversely affects the ability of Grove to timely perform its obligations under this Subscription Agreement (collectively, a “Grove Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Grove or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Grove or any of its subsidiaries or any of its properties that would reasonably be expected to have a Grove Material Adverse Effect. Grove has obtained all consents required of Grove for the consummation of the transactions contemplated hereby and by the Consulting Warrant.
1.1.21.Neither Grove, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security of Grove nor solicited any offers to buy any security under circumstances that would adversely affect reliance by Grove on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of any of the Securities under the Securities Act.
1.1.22.Neither Grove, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Securities and neither Grove, nor any person acting on its behalf has offered any of the Securities in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.
1.1.23.As of the date of this Subscription Agreement, the authorized share capital of Grove consists of 900,000,000 shares of capital stock, 600,000,000 of which are designated as Common Stock, 200,000,000 of which are designated Class B common stock and 100,000,000 of which are designated as preferred stock, each $0.0001 par value per share. As of the date hereof, 86,931,834 shares of Common Stock, 80,066,782 shares of Class B common stock and no shares of preferred stock are issued and outstanding. Without limiting the foregoing, Schedule 2.2.7 to this Agreement sets forth the capitalization of the Company as of September 30, 2022, including the number of shares of Common Stock, Class B common stock and preferred stock: (i) issued and outstanding; (ii) issuable upon exercise or conversion of options, warrants, restricted unit awards, purchase rights, indebtedness and other securities, in each case, whether or not vested (and the exercise, conversion or exchange price therefor); (iii) reserved for issuance (directly or indirectly) pursuant to any equity incentive plans; and (iv) issuable pursuant to earnout or similar provisions. Schedule 2.2.7 is true, correct and complete in all material respects.
1.1.24.All issued and outstanding shares of capital stock of Grove have been duly authorized and validly issued, are fully paid, non-assessable and are not subject to preemptive or similar rights.
1.1.25.Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1, (i) no registration under the Securities Act is required for the offer and sale of the Securities by Grove to Subscriber and (ii) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Grove in connection with the consummation of the transactions contemplated by this Subscription Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws.
1.1.26.As of the date hereof, there are no pending or, to the knowledge of Grove, threatened, suits, claims, actions, or proceedings, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Grove Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment, any open injunction, or any decree, ruling or order of any governmental authority or arbitrator outstanding against or binding upon Grove, which would, individually or in the aggregate, reasonably be expected to have a Grove Material Adverse Effect.
1.1.27.Grove is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Grove of this Subscription Agreement or the Consulting Warrant (including, without limitation, the issuance of the applicable Securities), other than (i) filings with the Commission of a Form 8-K (disclosing the transactions contemplated hereby) and a Form D, (ii) notice filings required by applicable state securities laws, (iii) filings required in accordance with Section 5 of this Agreement, (iv) filing of a supplemental listing application with the New York Stock Exchange (the “NYSE”) and (v) filings, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Grove Material Adverse Effect.
1.1.28.Grove has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by Grove with the Commission since June 16, 2022 and prior to the date of this

Subscription Agreement (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder and applicable to the SEC Documents. As of their respective dates, all SEC Documents required to be filed by Grove with the Commission prior to the date hereof complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents filed under Securities Act or the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Grove included in the SEC Documents complied in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (the “Commission”) with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of Grove as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP); except, in each case, as set forth in any subsequent SEC Document filed or furnished with the SEC on or prior to the date hereof. Effective as of June 23, 2023, at least one year shall have elapsed since date on which Grove filed with the SEC a Current Report on Form 8-K that includes current “Form 10 information” (within the meaning of Rule 144) reflecting Grove’s status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144.
1.1.29.No broker, finder or other financial consultant has acted on behalf of Grove in connection with this Subscription Agreement, the Consulting Warrant or the transactions contemplated hereby.
1.1.30.Grove is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Grove, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, Grove is a party or by which such Grove’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over such Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Grove Material Adverse Effect.
1.1.31.Grove is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have a Grove Material Adverse Effect.
1.1.32.As of the date hereof, the issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on NYSE under the symbol “GROV”. Grove is in compliance with all applicable NYSE continued listing requirements. There is no suit, action, proceeding or investigation pending or, to the knowledge of Grove, threatened against Grove by NYSE or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate, or otherwise with respect to, the listing of the Common Stock on NYSE and Grove has not received any notice of, nor to Grove’s knowledge is there any reasonable basis for, the delisting of the Common Stock. Grove has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NYSE.
1.1.33.The execution, delivery and performance of this Subscription Agreement and the Consulting Warrant by Grove and the consummation by Grove of the transactions contemplated hereby and thereby (including the issuance of the Securities) will not result in any noncompliance by Grove with any NYSE requirements or require stockholder approval.
1.1.34.Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which Grove or its subsidiaries are or may reasonably be expected to become a party or to which any property of Grove or its subsidiaries are or may reasonably be expected to become the subject that, individually or in the aggregate, would reasonably be expected to have a Grove Material Adverse Effect.
1.1.35.No Integrated Offering. Neither Grove nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by Grove on Section 4(a)(2) and Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.
1.1.36.Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the Securities does not contravene the rules and regulations of NYSE.
1.1.37.Internal Controls. Grove has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which are designed to ensure that material information relating to Grove, including its subsidiary, is made known to Grove’s principal executive officer and its principal financial officer by others within those entities. Since the end of Grove’s most recent audited fiscal year, except as described in the SEC Filings, there have been no significant deficiencies or material weaknesses in Grove’s internal control over financial reporting (whether or not remediated) and no change in Grove’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, Grove’s internal control over financial reporting. Grove is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, Grove’s internal control over financial reporting.
1.1.38.Investment Company. Grove is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.Closing.
1.1.The closing of the subscription contemplated hereby (the “Closing”) shall occur on the second Business Day following the Effective Date (such date, the “Closing Date”). At the Closing, (i) Subscriber shall pay or cause to be paid to Grove, by wire transfer of United States dollars in immediately available funds to an account designated in writing by Grove, the Purchase Price and (ii) Grove shall issue to Subscriber (or the funds and accounts designated by Subscriber if so designated by Subscriber, or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, the Subscribed Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), which Subscribed Shares, unless otherwise determined by Grove, shall be uncertificated, with record ownership reflected only in the register of shareholders of Grove. For purposes of this Subscription Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.
4.Conditions to Subscription.
1.2.Conditions to Closing of Grove. Grove’s obligations to sell and issue the Subscribed Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Grove, on or prior to the Closing Date, of each of the following conditions:
1.1.1.Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 shall be true and correct in all material respects when made (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date.
1.1.2.Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Subscriber to consummate the Closing. Grove shall have delivered to Subscriber a certificate in customary form from an executive officer of Grove certifying as to the satisfaction of the conditions set forth in Sections 4.1.1 and 4.1.2 of this Agreement prior to the Closing.
1.1.3.Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Subscription Agreement.

1.3.Conditions to Closing of Subscriber. Subscriber’s obligation to purchase the Subscribed Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:
1.1.1.Representations and Warranties Correct. The representations and warranties made by Grove in Section 2.2 shall be true and correct in all material respects when made (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Grove Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Grove Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date.
1.1.2.Compliance with Covenants. Grove shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Grove at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Grove to consummate the Closing.
1.1.3.Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting consummation of the transactions contemplated by this Subscription Agreement and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.
1.1.4.Listing. No suspension of the qualification of the Common Stock for offering or sale or trading in any jurisdiction, and no suspension or removal from listing of the Common Stock on the NYSE or Nasdaq, and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred, and the Subscribed Shares shall be approved for listing on the NYSE or Nasdaq, as applicable, subject to official notice of issuance.
5.Registration Statement.
1.1.Filing and Effectiveness
1.1.1.Grove agrees that as promptly as practicable following Grove becoming eligible to file a registration statement on Form S-3 and in any event prior to July 15, 2023 (the earlier of the date of such filing and July 15, 2023, the “Filing Date”), Grove will file with the Securities and Exchange Commission (the “Commission”) (at Grove’s sole cost and expense) a registration statement (the “Initial Registration Statement”) registering the resale of the Registrable Securities (as defined below) on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and Grove shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies Grove that it will “review” the Initial Registration Statement) following the Filing Date and (ii) the 5th Business Day after the date Grove is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). “Registrable Securities” means (1) the Initial Subscribed Shares, (2) any Warrant Shares issued or issuable upon exercise of, or otherwise pursuant to, the Consulting Warrant (without giving effect to any limitations on exercise set forth in the Consulting Warrant), (3) any shares of Common Stock issued or issuable in connection with any anti-dilution provisions in, or adjustments under, the Consulting Warrant, (4) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing, and (5) any additional shares of Common Stock issued or issuable in connection with any anti-dilution provisions in the Consulting Warrant, and (6) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to any of the foregoing. For purposes of clarification, any failure by Grove to file the Initial Registration Statement by the Filing Date or to effect such Initial Registration Statement by the Effectiveness Deadline shall not otherwise relieve Grove of its obligations to file or effect the Initial Registration Statement as set forth above in this Section 5. For purposes of this Section 5, “Subscriber” shall include any person to which the rights under this Section 5 shall have been duly assigned. Grove will provide a draft of the Initial Registration Statement to Subscriber for review at least two (2) Business Days in advance of filing the Initial Registration Statement. Subject to any comments from the Commission, the Initial Registration Statement shall contain a “plan of distribution” reasonably acceptable to Subscriber and in no event shall Subscriber be identified as an underwriter in the Initial Registration Statement unless requested by the Commission and consented to by Subscriber. If the Commission requests that Subscriber be identified as an underwriter in the Initial Registration Statement, Subscriber will have an opportunity to withdraw from the Initial Registration Statement.
1.1.2.Registration of Additional Shares. Grove agrees to prepare, and, as soon as practicable but in no event later than each Additional Filing Deadline (as defined below), file with the Commission an additional registration statement on Form S-3 (or, if Form S-3 is not then available, on Form S-1 or such other form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of Subscriber, which consent shall not be unreasonably withheld or delayed) (such registration statements, the “Additional Share Registration Statements” and together with the Initial Registration Statement, the “Registration Statements”) covering the resale of all Additional Shares issued or issuable hereunder (collectively, the “Additional Share Registrable Securities”) not already covered by an existing and effective Registration Statement. Grove shall use its commercially reasonable efforts to have each such Additional Share Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies Grove that it will “review” the Additional Share Registration Statement) following the date such Additional Share Registration Statement is filed (or, if earlier, required to be filed) with the Commission and (ii) the 5th Business Day after the date Grove is notified (orally or in writing, whichever is earlier) by the Commission that such Additional Share Registration Statement will not be “reviewed” or will not be subject to further review. For purposes hereof, “Additional Filing Deadline” means, with respect to each Additional Share Registration Statement that may be required pursuant to this Section 5.1.2 to register Additional Share Registrable Securities, seven (7) Business Days following the expiration of the Measurement Date in respect of which such Additional Shares comprising part of such Additional Share Registrable Securities are issued or issuable.
1.1.In the case of each registration effected by Grove pursuant to this Subscription Agreement, Grove shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense, Grove shall:
1.1.3.except for such times as Grove is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Grove determines to obtain, continuously effective and available for the resale of all of the Registrable Securities, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities and (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Grove to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable); provided, that for as long as Grove is required to keep a Registration Statement effective pursuant to the immediately preceding sentence, Grove will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell the Subscribed Shares pursuant to the Registration Statement.
1.1.4.advise Subscriber, as promptly as practicable but in any event within five (5) Business Days:
(a)when a Registration Statement or any post-effective amendment thereto has become effective;
(b)of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;
(c)of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(d)of the receipt by Grove of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(e)subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Grove shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding Grove or subject the Subscriber to any duty of confidentiality;
1.1.5.use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; and
1.1.6.upon the occurrence of any event contemplated in Section 5.2.2(e), except for such times as Grove is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Grove shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
1.1.Notwithstanding anything to the contrary in this Subscription Agreement, Grove shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the filing, effectiveness or continued use of any Registration Statement would require Grove to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of Grove, after consultation with counsel to Grove, (a) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) Grove has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that Grove may not delay or suspend the Registration Statement on more than two occasions, for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case, during any twelve-month period or less than sixty (60) days following the expiration of any prior suspension pursuant to this Section 5.3. Upon receipt of any written notice from Grove (which notice shall not contain any material non-public information regarding Grove and which notice shall not be subject to any duty of confidentiality) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 or any other exemption from registration under the Securities Act and the consummation of any sale pursuant to a contract entered into, or order placed, by any holder prior to the delivery of such notice) until Subscriber receives copies of a supplemental or amended prospectus (which Grove agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Grove that it may resume such offers and sales (which notice shall not contain any material non-public information regarding Grove and which notice shall not be subject to any duty of confidentiality).

1.2.Subscriber may deliver written notice (including via email in accordance with Section 5.3 (an “Opt-Out Notice”) to Grove requesting that Subscriber not receive notices from Grove otherwise required by Section 5.3; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) Grove shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify Grove in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5.4) and the related suspension period remains in effect, Grove will so notify Subscriber, within one (1) Business Day of Subscriber’s notification to Grove, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability (which notices shall not contain any material non-public information regarding Grove and which notice shall not be subject to any duty of confidentiality).
1.3.The parties agree that:
1.1.7.Grove shall, notwithstanding the termination of this Subscription Agreement, indemnify and hold harmless, to the extent permitted by law, Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers of each Subscriber, each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members, managers, shareholders, agents, affiliates, employees and investment advisers of each such controlling from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by Grove of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except insofar as the same are caused by or contained in any information furnished in writing to Grove by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 5.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Grove (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Grove be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber expressly for use in such Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by Grove in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the

Securities Act) that was not authorized in writing by Grove, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 5.3. Grove shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which Grove is aware.
1.1.8.Subscriber agrees to indemnify and hold harmless, to the extent permitted by law, Grove, its directors, officers, employees and agents and each person who controls Grove (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any and all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 5.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.
1.1.9.Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
1.1.10.The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.
1.1.11.If the indemnification provided under this Section 5.5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.5 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 5.5 shall be individual, not joint and several, and in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.
6.Antitrust.
1.1.If Subscriber determines that the issuance of Securities is subject to notification under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the related rules and regulations promulgated thereunder (collectively, the “HSR Act”), each of Grove and Subscriber agrees to (i) file its respective notification under the HSR Act within ten (10) Business Days of Subscriber informing Grove of its determination that a notification is required in connection with such exercise; (ii) cooperate with the other party in the other party’s preparing and making such submission and any responses to inquiries of the Federal Trade Commission (“FTC”) and/or Department of Justice (“DOJ”); and (iii) prepare and make any submission required to be filed by Grove or Subscriber, as applicable, under the HSR Act and respond to inquiries of the FTC and DOJ in connection therewith. Grove shall pay the costs of any required filing fees for any such submissions under the HSR Act.
1.2.No party hereto shall take any action that would reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority, or the expiration or termination of any waiting period of any required filings or applications under Antitrust Laws, including by agreeing to merge with or acquire any other person or acquire a substantial portion of the assets of or equity in any other person.  The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the issuances referenced in Section 6.1, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.
7.Miscellaneous.
1.3.Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Subscription Agreement.
1.1.1.Subscriber acknowledges that Grove will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify Grove if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. Grove acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties made by Grove contained in this Subscription Agreement. Prior to the Closing, Grove agrees to promptly notify Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties made by Grove set forth herein are no longer accurate in all material respects (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case Grove shall notify Subscriber if they are no longer accurate in any respect).
1.1.2.Each of Grove and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
1.1.3.Each of Subscriber and Grove shall pay all of their own respective expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being agreed that all expenses related to the Registration Statement are for the account of Grove, and Grove shall be responsible for the fees of its transfer agent and all of DTC’s fees associated with the issuance of the Subscribed Shares); provided, that Grove shall pay $100,000 of Subscriber’s legal and other customary out-of-pocket expenses incurred in connection with the transactions contemplated by this Subscription Agreement.
1.1.4.Each of Subscriber and Grove shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the Closing on the date hereof on the terms set forth herein.
1.4.[Reserved]
1.5.Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber:
HCI Grove LLC
98 San Jacinto Blvd, 4th Floor
Austin, TX 78701
Attention: Ross Berman
Email: ross@humanco.com

with a copy (which copy shall not constitute notice) to:
Katten Muchin Rosenman LLP
50 Rockefeller Plaza
New York, New York 10020
Attention: David Kravitz, Mark Wood and Bret Diskin
Email: david.kravitz@katten.com; mark.wood@katten.com; bret.diskin@katten.com

(ii) if to Grove:
Grove Collaborative Holdings, Inc.
        1301 Sansome St.
        San Francisco, California 94111
        Attention:     Nathan Francis
        Email:         nfrancis@grove.co
with a copy to:
Sidley Austin LLP
        1001 Page Mill Road
        Building 1
        Palo Alto, California 94304
        Attention:     Martin A. Wellington
        Email:         mwellington@sidley.com
1.6.Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.
1.7.Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought.
1.8.Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (other than the Subscribed Shares acquired hereunder and the rights set forth in Section 5) may be transferred or assigned without the prior written consent of the Subscriber and Grove; provided that (i) all or a portion of Subscriber’s rights and obligations hereunder (including Subscriber’s rights to purchase the Subscribed Shares) may be assigned to one or more of its affiliates (including any fund or account managed by the same investment manager as Subscriber), or by an affiliate of such investment manager, without the prior consent of Grove, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and (ii) the Subscriber’s rights under Section 5 may be assigned to any transferee of any Registrable Securities; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.
1.9.Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as otherwise provided herein, this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, each of HCI Grove Management LLC and any of its Affiliates (as defined in the Consulting Agreement) to which the Consulting Warrant is transferred pursuant to Section 12 of the Consulting Warrant shall be an express third party beneficiary of Section 2.2 and Section 5 and shall be entitled to enforce the rights and remedies available thereunder with the same force and effect as if each such Person were the Subscriber and a signatory hereto.
1.10.Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any rules or principles of conflicts of law that would result in the application of the substantive law of any other jurisdiction.
1.11.Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.3 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 7.9, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS

SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
1.12.Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
1.13.No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
1.14.Remedies.
1.1.1.The parties agree that irreparable damage would occur if this Subscription Agreement is not performed or the Closing is not consummated in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 9.9, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 7.12 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
1.1.2.The parties acknowledge and agree that this Section 7.12 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

1.15.Survival of Representations and Warranties and Covenants. All representations and warranties made by the parties hereto, and all covenants and other agreements of the parties hereto, in this Subscription Agreement shall survive the Closing.
1.16.Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.
1.17.Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
1.18.Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.
1.19.Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.
8.Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the representations and warranties of Grove expressly set forth in this Subscription Agreement, in making its investment or decision to acquire the Subscribed Shares.
9.Rule 144. From and after June 23, 2023 or such earlier time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of Grove to the public without registration are available to holders of Common Stock and for so long as Subscriber holds the Subscribed Shares, Grove agrees to:
1.20.make and keep public information available, as those terms are understood and defined in Rule 144; and

1.21.file with the Commission in a timely manner all reports and other documents required of Grove under the Securities Act and the Exchange Act so long as Grove is and remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
1.22.furnish to Subscriber so long as it owns Registrable Securities, as promptly as practicable upon request, (x) a written statement by Grove, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and (y) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.
Grove shall, if requested by the Subscriber (i) cause the removal of all restrictive legends (and stop transfer or similar instructions), including legends related to compliance with the securities laws from the Subscribed Shares, (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that removal of such legends (and stop transfer or similar instructions) in such circumstances may be effected in compliance under the Securities Act, and (iii) issue the applicable Subscribed Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at Subscriber’s option, within two (2) Business Days of such request, if (A) such Subscribed Shares may be sold by the Subscriber under Rule 144, without any volume and manner of sale restrictions, (B) the Subscriber has sold or transferred, or is selling substantially contemporaneously with such request, Subscribed Shares pursuant to a registration statement under the Securities Act or in compliance with Rule 144, (C) while a registration statement covering the sale or resale of such securities is effective under the Securities Act, or (D) if Subscriber certifies that it is not an “affiliate” (within the meaning of Rule 144 and that its holding period for purposes of Rule 144 is at least six (6) months (the conditions specified in clauses (A) through (D), the “Unrestricted Conditions”). If any of the Unrestricted Conditions is satisfied at a time when any of the Additional Shares are issued, Grove shall cause such Additional Shares to be issued free of any restrictive legends (or stop transfer or similar instructions) in book-entry form or by electronic delivery through DTC, at Subscriber’s option. Grove’s obligation to remove legends under this paragraph may be conditioned upon the Subscriber providing such customary representations and certifications (including, in the case of a sale pursuant to Rule 144, broker representation letters) as are reasonably necessary and customarily required in connection with the removal of restrictive legends related to compliance with the federal securities laws under similar circumstances.
[Signature Page Follows]

IN WITNESS WHEREOF, each of Grove and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

GROVE COLLABORATIVE HOLDINGS, INC.
By:	/s/ Stu Landesberg
Name: Stu Landesberg
Title: CEO

HCI GROVE LLC
By:	/s/ Ross Berman
Name: Ross Berman
Title: Authorized Signatory